Exhibit 99.2

Contacts: Brian F. Grimes, President and CEO bgrimes@coastfl.com 877-COASTFL	CORPORATE INVESTOR RELATIONS 1809 7TH AVENUE , SUITE 1414 SEATTLE, WA 98101 206.762.0993 www.stockvalues.com

COAST FINANCIAL HOLDINGS APPOINTS LOCKE TO CHIEF FINANCIAL OFFICER;

LEE APPOINTED TO BOARD OF DIRECTORS

Bradenton, Fla., August 25, 2006 – Coast Financial Holdings, Inc.(Nasdaq: CFHI) today announced that its Board of Directors has appointed Justin D. Locke, 34, to serve as Chief Financial Officer of the holding company and its wholly-owned subsidiary, Coast Bank of Florida, and that it appointed Anne V. Lee, 47, to the Board of Directors of the holding company. Mr. Locke had been appointed to serve as interim Chief Financial Officer pending the completion of an executive search conducted by a committee of the Board of Directors and was determined to be the leading candidate. Ms. Lee fills the vacancy on the Board of Directors that has existed since Mr. Brian P. Peters’ resignation.

Mr. Locke has served as interim Chief Financial Officer of the holding company and bank since July and has nine years of experience in the banking industry. He has served as Senior Vice President/Controller for the bank since January 2004 and as a financial analyst for the bank since 2002. Prior to joining Coast, Mr. Locke served as a staff accountant for four years with Republic Bank in St. Petersburg, Florida.

Ms. Lee has served as the Chief Operating Officer of the holding company and the bank since July 2006 and as Executive Vice President/Retail Banking Manager of the bank since August 2003, and she will continue to serve in these positions in addition to her appointment as Director. Ms. Lee served as the bank’s Senior Vice President/Retail Banking Manager from March 2003 to August 2003. In these capacities, Ms. Lee has been and is responsible for overseeing the branches and branch administration, business development, retail operations, marketing and training.

Coast Financial Holdings, Inc. is a one-bank holding company headquartered in Bradenton, Florida. Its wholly-owned subsidiary, Coast Bank of Florida, with nineteen branch offices, is a leading and one of the largest independent community banks on the west coast of Florida.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to (a) projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items, (b) management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved, (c) proposed new products and services, and (d) statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” expect,” anticipate,” project,” and conditional verbs such as “may,” “could,” and “would,” and other similar expressions or verbs. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. These risks, uncertainties, and other factors include, among others: changes in general economic or business conditions, either nationally or in the State of Florida, changes in the interest rate environment, the Company’s ability to successfully open and operate new branches and collect on delinquent loans, changes in the regulatory environment, and other risks described in the Company’s Form 10-K for the fiscal year ended December 31, 2005 and as described from time to time by the Company in other reports filed by it with the Securities and Exchange Commission. Any forward-looking statement speaks only to the date on which the statement is made, and the Company disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. If the Company does update any forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

Note: Transmitted on PR Newswire on August 25, 2006, at 4:00 p.m. EDT